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                                                                   EXHIBIT 10.20


                              FIRST MODIFICATION TO
                                CREDIT AGREEMENT

      This First Modification to Credit Agreement (this 'Modification') is entered into by and MICRO GENERAL CORPORATION ("Borrower") and IMPERIAL BANK ("Bank") as of this 23rd day of July, 2001, at Inglewood, California.

                                    RECITALS

      This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

      Bank and Borrower previously entered into a Credit Agreement dated December 22, 1999. The Credit Agreement shall be referred to herein as the "Agreement."

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT

      1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

      2. Modifications to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

            A. Subsection 1.01 (a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (a) REVOLVING LINE OF CREDIT. Subject to the terms and
            conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for general corporate purposes and the issuance of letters of credit, in an amount not to exceed Ten Million Dollars ($10,000,000) (the "Revolving Line of Credit") until July 1, 2002 (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and reborrowed, subject to the provisions of the LIBOR Addendum attached to the promissory note evidencing the Revolving Line of Credit, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Credit Maturity Date."

            B. Subsection 1.01 of the Agreement is hereby amended by adding the following new subsection at the end thereof:

                  "(c) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to
            availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed Two Hundred Thousand Dollars ($200,000) ("Letter of Credit Sublimit") and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless agreed to in writing by Bank, no Letter of Credit shall have an expiration date that is later than the Revolving Line of Credit Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and other fees that Bank notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower."

            C. Article 2 of the Agreement is hereby amended by adding the following new section at the end thereof:

                  "2.12 INTELLECTUAL PROPERTY COLLATERAL. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has


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            been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Borrower's rights as a licensee of intellectual property do not give rise to more than 5.00% of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

            As used herein, Intellectual Property Collateral shall mean all of Borrower's right, title, and interest in and to the following:

                  (a) Copyrights, Trademarks and Patents;

                  (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  (c) Any and all design rights which may be available to
            Borrower now or hereafter existing, created, acquired or held;

                  (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation. to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (e) All licenses or other rights to use any of the Copyrights,
            Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (f) All amendments, renewals and extensions of any of the
            Copyrights, Trademarks or Patents; and

                  (g) All proceeds and products of the foregoing, including
            without limitation all payments under insurance or any indemnity or warranty payable In respect of any of the foregoing.

                  "Copyrights" - shall mean any and all copyright rights,
            copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  "Patents" - shall mean all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  "Trademarks" - shall mean any trademark and servicemark
            rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks."

            D. Subsection 4.05(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) QUARTERLY FINANCIAL STATEMENT - BORROWER. As soon as
            available, and in any event within sixty (60) days after the close of each quarter, either: (i) a consolidated balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, or (ii) copies of the Borrower's Form 10-Q Quarterly concurrent with the date of filing with the Securities and Exchange Commission."

            E. Subsection 4.05(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c) ANNUAL FINANCIAL STATEMENT - BORROWER. As soon as
            available, and in any event within ninety (90) days after and as of the dose of each fiscal year of Borrower, either: (i) a consolidated report of audit of Borrower, all in reasonable detail, by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally


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            accepted accounting principles on a basis consistently maintained by
            Borrower and certified by an appropriate officer of Borrower; or
            (ii) copies of the Borrower's Form 10-K Annual Report concurrent with the date of filing with the Securities and Exchange
            Commission."

            F. Section 4.05 of the Agreement is hereby amended by adding the following new subsection at the end thereof:

                  "(h) INTELLECTUAL PROPERTY. Within thirty (30) days of the last day of each month, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the intellectual property security agreement entered into by Borrower in connection with this Agreement."

            G. Section 4.06 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "4.06 OUT OF DEBT PERIOD. To repay any advances in full, and not to draw any additional advances on its Revolving Line of Credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Modification and July 1, 2002, and each subsequent one-year period (if any). For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit."

            H. Article 4 of the Agreement is hereby amended by adding the following new sections at the end thereof:

                  "4.12 TANGIBLE NET WORTH. Maintain at all times a Tangible Net
            Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and older similar intangible items, and any amounts due from stockholders, officers and affiliates) of not less than Fourteen Million Dollars ($14,000,000).

                  4.13 WORKING CAPITAL. Maintain at all times working capital, meaning current assets minus current liabilities of not less than Two Million Dollars ($2,100,000).

                  4.14 DEBT TO TANGIBLE NET WORTH. Maintain at all times a ratio of total liabilities to Tangible Net Worth of not greater than 3.00 to 1.00.

                  4.15 DEBT SERVICE COVERAGE RATIO. Maintain at all times, a ratio of (a) EBITDA, meaning the sum of the Borrower's net income before taxes, interest expense, accrued federal and state income taxes, and accrued depreciation and amortization expense, to (b) the sum of current portion of long term debt, capital lease expense, and interest expense, of not less than 1.20 to 1.00. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three immediately preceding fiscal quarters. The current portion of tong term liabilities will be measured as of the last day of the calculation period.

                  4.16 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

                  (a) Register or cause to be registered on an expedited basis
            (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C to the intellectual property security agreement entered into by Borrower In connection with this Agreement, within 30 days of the date hereof, (ii) all registerable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register, within 30 days of the date of this Agreement, and (iii) those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product, prior to the sale or licensing of such product to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions to the Intellectual property rights listed on such Exhibits A, B and
            C). Borrower shall give Bank notice of all such applications or registrations.

                  (b) Execute and deliver such additional Instruments and
            documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.


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MICRO GENERAL CORPORATION               IMPERIAL BANK

By:    /s/ JOSEPH E. ROOT               By: /s/ JAMES COOPER
       -------------------------            ------------------------------------
       Joseph E. Root                       James Cooper
                                            First Vice President
Title: Senior Vice President

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